AMENDMENT NO. 1
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                                      FORM 8-A/A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                              -------------------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                              -------------------------

                           WASHINGTON WATER POWER CAPITAL I
        (Exact name of registrant as specified in its Declaration of Trust)

                 Delaware                              To Be Applied For
          (State of incorporation                       (I.R.S. Employer
              or organization)                         Identification No.)

                               1411 East Mission Avenue
                              Spokane, Washington 99202
             (Address of principal executive offices, including zip code)

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          Securities to be registered pursuant to Section 12(b) of the Act:

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                                            Name of each exchange on which
                 Title of each class            each class is to be so
                 to be so registered                  registered
           ------------------------------   ------------------------------

               7-7/8% Trust Originated         New York Stock Exchange
              Preferred Securities(SM),
             Series A (and the Guarantee
                with respect thereto)
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               If this Form relates  to the registration of a class of debt securities  and  is effective  upon  filing  pursuant to  General
          Instruction A.(c)(1), please check the following box.   [  ]

               If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
          please check the following box.     [  ]

               Securities to be registered pursuant to Section 12(g) of the
          Act:   None

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               The Commission  respectfully is requested to  send copies of all notices, orders and communications to:

                                     Kevin Stacey
                                  Reid & Priest LLP
                                 40 West 57th Street
                               New York, New York 10019

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

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 1.   Description of Registrant's Securities to be Registered.
                    -------------------------------------------------------

               The  securities to  be  registered hereby  are 7-7/8%  Trust
          Originated Preferred Securities(SM), Series A ("Securities"), of Washington Water Power Capital I, a Delaware business trust. The Securities represent undivided beneficial interests in the assets of Washington Water Power Capital I and are guaranteed by The Washington Water Power Company (the "Company"), a Washington corporation, to the extent set forth in the form of the Securities Guarantee Agreement by the Company to Wilmington Trust Company, as Guarantee Trustee (the "Securities Guarantee"). The Securities Guarantee is incorporated by reference to Exhibit 4(a)-14 to the Registration Statement on Form S-3 of the Company and Washington Water Power Capital I (Registration Nos. 333-16353 and 333-16353-01), filed with the Securities and Exchange Commission (the "Commission") on November 19, 1996, and amended by Amendment No. 1 thereto, filed with the Commission on January 7, 1997 (such registration statement, as so amended, the
          "Registration   Statement").    The   particular  terms   of  the
          Securities and Securities Guarantee are described in the Prospectus, dated January 9, 1997, as supplemented by the
          Prospectus Supplement dated January 17, 1997, filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement (collectively, the Prospectus, as so supplemented is hereinafter referred to as the "Prospectus").
          The Prospectus and the form of Securities Guarantee are incorporated by reference herein as set forth in Item 2 below.


          Item 2.   Exhibits.
                    --------

               The Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of
          Washington Water Power Capital I are registered. Accordingly, the following Exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.

                                                  Description and Method
             Exhibit                              ----------------------
             Number                               of Filing
             -------                              ---------

               1(a)     The Prospectus            Filed under Rule 424 of
                                                  the Securities Act by
                                                  the Company and
                                                  Washington Water Power
                                                  Capital I (Reg. Nos.
                                                  333-16353 and 333-
                                                  16353-01).

               4(a)     Certificate of Trust of   Filed as Exhibit 4(a)-1
                        Washington Water Power    to the Registration
                        Capital I                 Statement of the
                                                  Company and Washington
                                                  Water Power Capital I
                                                  (Reg. Nos. 333-16353
                                                  and 333-16353-01).

               4(b)     Declaration of Trust of   Filed as Exhibit 4(a)-4
                        Washington Water Power    to the Registration
                        Capital I                 Statement of the
                                                  Company and Washington
                                                  Water Power Capital I
                                                  (Reg. Nos. 333-16353
                                                  and 333-16353-01).

               4(c)     Form of Amended and       Filed as Exhibit 4(a)-7
                        Restated Declaration of   to the Registration
                        Trust of Washington       Statement of the
                        Water Power Capital I     Company and Washington
                                                  Water Power Capital I
                                                  (Reg. Nos. 333-16353
                                                  and 333-16353-01).

               4(d)     Form of Indenture         Filed as Exhibit 4(a)-
                        between the Company and   10 to the Registration
                        Wilmington Trust          Statement of the
                        Company, as Trustee       Company and Washington
                                                  Water Power Capital I
                                                  (Reg. Nos. 333-16353
                                                  and 333-16353-01).

               4(e)     Form of Subordinated      Filed as Exhibit 4(a)-
                        Debt Security             11 to the Registration
                        (contained in the Form    Statement of the
                        of Officer's              Company and Washington
                        Certificate)              Water Power Capital I
                                                  (Reg. Nos. 333-16353
                                                  and 333-16353-01).

               4(f)     Form of Securities        Filed as Exhibit 4(a)-
                        Guarantee Agreement       14 to the Registration
                                                  Statement of the
                                                  Company and Washington
                                                  Water Power Capital I
                                                  (Reg. Nos. 333-16353
                                                  and 333-16353-01).

               5(a)     Form of Security          Filed as Exhibit 4(a)-7
                        (contained in the Form    to the Registration
                        of Amended and Restated   Statement of the
                        Declaration of Trust)     Company and Washington
                                                  Water Power Capital I
                                                  (Reg. Nos. 333-16353
                                                  and 333-16353-01).

                                      SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


          Dated:  February 6, 1997      WASHINGTON WATER POWER CAPITAL I

                                        By:/s/ Lawrence J. Pierce
                                           -------------------------------
                                           Lawrence J. Pierce, not in his
                                           individual capacity, but solely
                                           as Regular Trustee